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                                                                   EXHIBIT 23.2B

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the use in this Registration Statement of Synopsys, Inc. on Form S-4 of our report dated October 11, 1996 (relating to the consolidated financial statements of EPIC Design Technology, Inc. not presented separately herein), appearing in the Synopsys, Inc./ViewLogic, Inc. Joint Proxy Statement/ Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

San Jose, California
November 4, 1997